Exhibit 16.1

February 28, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of CRH public limited company's Form 8-K dated February 28, 2025, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte Ireland LLP

DELOITTE IRELAND LLP